Exhibit 99.1

Tecnoglass Attains Carbon Neutrality, Reinforcing Its Commitment to Sustainable Practices

Miami, FL – July 02, 2024 – Tecnoglass, Inc. (NYSE: TGLS) (“Tecnoglass” or the “Company”), a leading producer of high-end aluminum and vinyl windows and architectural glass for the global residential and commercial end markets, proudly announces that its ongoing advancements in its commitment to sustainability and carbon neutrality are reflected in having achieved carbon neutrality for years 2022 and 2023. This milestone underscores the Company’s ongoing commitment to sustainability and its proactive efforts to reduce its environmental impact.

In 2023, Tecnoglass had previously declared its goal to become a carbon-neutral company, supported by significant investments in energy efficiency, through projects such as upgrading generators and implementing cogeneration systems; which despite an increase of production, amounted to total GHG emissions across all scopes of 390.411 tCO2eq/year. These initiatives highlight Tecnoglass’ unwavering dedication to reducing its carbon footprint and enhancing operational sustainability.

To offset its carbon footprint, Tecnoglass voluntarily offset Scope 1 and 2 emissions for the years 2022 and 2023 by acquiring carbon credits issued by two projects located in Colombia, certified through the Cercarbono (Certified Carbon Standard) program. These projects were carefully selected for their ability to reduce, eliminate, or decrease greenhouse gas emissions, and their certifications are verified and validated by IQNet (International Certification Network) in its Colombian division, ICONTEC.

“Our commitment to sustainability is a strategic priority for Tecnoglass,” said José Manuel Daes, CEO of Tecnoglass. “We recognize the importance of taking proactive steps to combat climate change and are proud to be at the forefront of sustainability efforts in our industry. As part of our sustainability roadmap, we have set ambitious science-based targets to further reduce our carbon footprint and promote sustainable practices throughout our value chain. This achievement is just one step in our long-term plan to drive positive change and contribute to a more sustainable future.”

Tecnoglass remains committed to implementing sustainable practices throughout its operations and supply chain, with the ultimate goal of becoming a net-zero emissions company by 2050. The Company will continue to invest in renewable energy projects, energy efficiency initiatives, and the continuous improvement of its production processes to maintain its carbon-neutral status and work towards its long-term sustainability targets.

About Tecnoglass

Tecnoglass Inc. is a leading producer of high-end aluminum and vinyl windows and architectural glass serving the multi-family, single-family, and commercial end markets. Tecnoglass is the second largest glass fabricator serving the U.S. and the #1 architectural glass transformation company in Latin America. Located in Barranquilla, Colombia, the Company’s 5.6 million square foot, vertically integrated, and state-of-the-art manufacturing complex provide efficient access to nearly 1,000 customers in North, Central and South America, with the United States accounting for 95% of total revenues. Tecnoglass’ tailored, high-end products are found on some of the world’s most distinctive properties, including One Thousand Museum (Miami), Paramount (Miami), Salesforce Tower (San Francisco), Via 57 West (NY), Hub50House (Boston), Aeropuerto Internacional El Dorado (Bogotá), One Plaza (Medellín), Pabellon de Cristal (Barranquilla). For more information, please visit www.tecnoglass.com or view our corporate video at https://vimeo.com/134429998.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Tecnoglass’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies are indicated from time to time in Tecnoglass’ filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that Tecnoglass’ financial results in any particular period may not be indicative of future results. Tecnoglass is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events and changes in assumptions or otherwise, except as required by law.

Investor Relations:

Santiago Giraldo

CFO

305-503-9062

investorrelations@tecnoglass.com